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                                                                   Exhibit 10.8


                        MARKETING ALLIANCE AGREEMENT

This Marketing Alliance Agreement (the "Agreement") is entered into on March 1, 1998, by and between AllEnergy Marketing Company, L.L.C. ("AllEnergy"). a Massachusetts limited liability company located at Three University Office Park, 95 Sawyer Road, Waltham, MA 02154, and Able Energy Company ("Able"), located at 344 Route 46, Rockaway, NJ 07866. AllEnergy and Able may hereinafter be referred to individually as "Party" or collectively as "Parties".

1.     Exclusivity
Able agrees that during the term of this agreement, it shall market natural gas exclusively on behalf of AllEnergy in the regions where AllEnergy is conducting business. AllEnergy will utilize Able exclusively to market and sell to residential customers in the NJ Natural Gas Company's franchise territory. Able reserves the right to market natural gas accounts, rejected by AllEnergy, with other gas marketers. AllEnergy shall be responsible for the coordination of the sales activities of the Parties.

2.     Status As Independent Contractor
Able shall at all times remain an independent contractor and under no circumstances shall be considered an employee of AllEnergy.

3.     Market Segments
Able may sell natural gas to commercial and industrial customers that consume annually less than 10,000 dth per Customer location. Able may also on a preapproved basis by AllEnergy solicit and sell natural gas to other commercial and industrial Customers that consume more than 10,000 dth annually.

4.     Price and Term of Customer Orders
Able shall solicit and take orders from Customers for natural gas according to the pricing methodology specified by AllEnergy. AllEnergy's current standard terms and conditions are set fourth in its Natural Gas Sales Agreement, which is attached hereto as Exhibit A. The terms and conditions set fourth in this Agreement are subject to change by AllEnergy at its sole discretion.

5.     Acceptance and Continuation of Accounts
AllEnergy shall at times retain the sole and exclusive discretion to decline or accept any Customer order. AllEnergy shall not be responsible for any commitments made by Able unless such commitments are accepted by AllEnergy. AllEnergy will use its best to continually coordinate with Able concerning acceptance criteria for natural gas accounts.

6.     Assistance in Presentation of Sales / Promotional Materials
Able shall be provided directly with necessary marketing assistance and materials deemed necessary by AllEnergy to effectively execute this engagement, and except for these materials, AllEnergy shall not be liable for, nor shall it reimburse Able for any expenses.

Able shall submit all sales communications and promotional materials to be used by Able to sell natural gas for written approval in advance of the implementation or use of the same, and AllEnergy shall provide a written response within ten (10) days of receipt of same either approving, modifying or rejecting any materials so submitted to it.



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7.     Payment of Commission
Unless otherwise agreed to, Able's commission on new sales and renewals shall be determined by and equal to 35% of the gross margin for sales generated by Able.

The commission will be paid monthly, based on the sales volumes as estimated by AllEnergy, and spread equally over the life of the contract beginning in the first month of deliveries. Payment shall be made to:

               Able Energy Company
               344 Route 46
               Rockaway, NJ 07866
               Attn: Tim Harrington

It is expressly understood that Able's right to commission is based upon the ability of AllEnergy to collect the proceeds represented by these sales in a timely manner. Under extreme circumstances, such as, but not limited to, chronic non-payment of AllEnergy invoices, early termination of sales agreement(s), facility shutdowns, etc., AllEnergy in its reasonable discretion may elect to adjust and/or recover commissions paid.

8.     Electric
Should an economically feasible electric retail sales program be approved by the Board of Public Utilities then Able will be given the opportunity to sell electric for AllEnergy to all natural gas Customers originally sold by Able and accepted by AllEnergy. Commission on these accounts will be 35% of the gross margin and all other terms of this Agreement will apply. AllEnergy is not, however, obligated to become an electric supplier if, at their sole discretion, it is not in their best interest to do so. If an electric retail sales program opens behind any utility in an area where Able and AllEnergy are currently conducting business and AllEnergy is not prepared to execute sales agreements with Customers within 180 days of the opening of such program then Able reserves the right to market electric to these Customers through another marketer.

9.     Term
This Agreement shall become effective on March 1, 1998 and shall continue, unless sooner terminated pursuant to its terms, for thirty-six (36) months. After the initial term of thirty-six (36) months this Agreement shall continue in effect thereafter from year to year, terminable in writing by either Party upon sixty (60) days written prior notice to the beginning of any subsequent renewal period.

10.    Terminination
This Agreement shall immediately terminate upon written notice by one Party to the other, without the necessity of prior notice, in the event of (i) the filing of a voluntary or involuntary petition under a bankruptcy law, or any other law for the relief of debtors, or other law similar in purpose or effect, the effect of which is to cause the notified Party to have its business discontinued; (ii) the notified Party making an assignment for the benefit of creditors, or (iii) the notified Party becoming insolvent.

In addition, AllEnergy retains the right to terminate this Agreement in the event Able is convicted of a crime of moral turpitude or Able engages in continuous conduct detrimental to the economic interest of AllEnergy.

Upon termination of this Agreement all Customers must fulfill the outstanding terms and conditions of their Natural Gas Sales Agreement with AllEnergy. Upon termination, AllEnergy will not remunerate Able for any future renewals of their existing business, thus providing Able the option to solicit, take away, or call on any of the accounts that ABLE had delivered to AllEnergy prior to the termination date.

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11.     Audit
Each of the Parties hereto agree that determination of gross margin by AllEnergy is final and binding in all transactions. It is further agreed that neither Party has the right to audit the books and records of the other Party pertaining to invoices, statements, and/or commission payments. AllEnergy will, however, be obligated to provide Able with a detailed commission statement for each contract within thirty (30) days of same being executed by AllEnergy.

12.     Confidentiality
As used herein, the term "Confidential Information" means information which is (a) proprietary and not generally available to the public or trade and (b) identified by the providing Party in the form given (either orally or in writing) as being Confidential Information under this Agreement.

All Confidential Information exchanged pursuant to this Agreement shall remain the exclusive property of the providing Party. The Party receiving the Confidential Information shall keep such information confidential, and shall not disclose such information to any person except its employees, directors, agents, advisors or representatives thereof (collectively, "Representatives") who have agreed to be bound by this Article and to whom disclosure is necessary to enable the receiving Party to perform its obligations under this Agreement. Further, neither the receiving Party nor its representatives shall use Confidential Information for any purpose other than to assist or enable the receiving Party in the performance of its obligations under this Agreement. The provisions of this Article will survive the termination or cancellation of this Agreement. However, the obligation not to use or disclose Confidential Information shall end three (3) years after the date of receipt of such information.

The Parties agree that, notwithstanding the foregoing, neither Party shall have any liability for any disclosure or use of any information communicated by the other Party if

     1. such information was known by the receiving Party prior to its receipt from the providing Party; or

     2. such use or disclosure occurs after such information becomes public knowledge through no wrongful act of the receiving Party; or

     3. such use or disclosure occurs after such information is rightfully received by the receiving Party from a source other than the providing Party; or

     4. such use or disclosure occurs after such information is independently developed by the receiving Party and such independent development can be shown by documentary evidence.

All materials delivered or communicated during the operation of this Agreement will remain the property of the providing Party. Upon request of the providing Party, the receiving Party shall promptly return to the providing Party all materials received under this Agreement and any copies thereof or, if the providing Party so requests, the receiving Party shall destroy all materials and provide the providing Party with a written certification of such destruction.

The providing Party makes no representation or warranty as to the accuracy or completeness of the information provided hereunder, and neither it nor its Representatives shall have any liability to the receiving Party resulting from its use by the receiving Party or its Representatives.

As the injury for unauthorized disclosure of Confidential Information is impossible to calculate, the Parties agrees


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that the providing Party is entitled to specific performance to enforce this
Article, in addition to any other remedy available at law or in equity.

In the event that a Party is requested or required (pursuant to any judicial proceeding, civil discovery demand, criminal investigation, agency inquiry or other similar legal process) to disclose any Confidential Information, the Parties agree that the Party that receives such a request will provide the other Party with prompt notice of that request prior to complying therewith so that the other Party may seek an appropriate order and/or waive compliance with this Agreement. If, in the absence of a protective order, or receipt of a waiver hereunder, a Party is nonetheless legally compelled to disclose Confidential Information, that Party may make such disclosure without liability hereunder.

13.  Notices
Whenever under the terms of this Agreement any notice is required or permitted to be given by one Party to the other, such notice will be given in writing and will be deemed to have been sufficiently given for all purposes hereof if given by telegram, facsimile or mail, postage prepaid to the Parties at the addresses set forth below, or at such other address as the Parties may direct from time to time:

     To AllEnergy: AllEnergy Marketing Company, LLC
                   476 Union Avenue
                   Middlesex, NJ 08846
                   Attn: Scott K. Fawcett
                   Phone: 908-356-2580
                   Fax: 908-356-2757

     To ABLE:      Able Energy Company
                   344 Route 46
                   Rockaway, NY 07866
                   Attn: Tim Harrington
                   Phone: (973) 625-1012
                   Fax: (973) 625-9298

14.  Limitation of Liability
The exclusive measure of damages recoverable from claims arising from, under, or in connection with this agreement or for any failure of performance related hereto, whether arising, by negligence, willful misconduct or otherwise, will be limited to direct damages only and such damages will be the sole and exclusive remedy hereunder and all other remedies or damages are waived. In no event will any party be liable for any lost or prospective profits or any other incidental, consequential, punitive, exemplary, or indirect losses or damages in tort, contract, or otherwise.

15.  Indemnification
AllEnergy and Able, respectively, shall each defend, indemnify and hold harmless the other, its representatives, officers, directors, agents, and employees from and against all claims, damage, losses and expenses including attorney fees, for injury to or death of, persons or damage to or loss of property, arising out of or resulting from the acts of the indemnifying Party or its Representative, in the performance of its obligations under this Agreement. However, neither Party shall be liable to the other for loss or damage caused by the negligence of the other Party or such other Party's Representatives. This obligation shall survive the termination of this Agreement.

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16.     Assignment
Neither Party shall assign this Agreement without the prior written consent of the other. Any Party's transfer in violation of this paragraph will be void.

17.     Choice of Law
This Agreement shall be governed and construed under the laws of the State of New Jersey, without regard to conflicts of laws rules or principles.

18.     No Waiver
No failure on the part of either Party to exercise and no delay in exercising any right, privilege or power under this Agreement shall operate as a waiver or relinquishment, nor shall any single or partial exercise by either Party preclude any other or further exercise of any other, right, privilege or power.

19.     Severability
The provisions of this Agreement are separate and divisible and if any court shall determine any provision of this Agreement is void and/or unenforceable, the remaining provision or provisions shall remain in force.

20.     Entire Agreement
This Agreement contains the entire agreement and understanding between the Parties and supercedes all prior agreements and understandings.

21.     Modification
Modifications may be incorporated into the Agreement in one or more written amendments, and shall be effective when signed by a duly authorized representative of each Party.

Intending to be legally bound, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first noted above.

ALLENERGY MARKETING COMPANY, LLC          ABLE ENERGY COMPANY

      /S/ JOSEPH L. SANTO                       /S/ TIMOTHY HARRINGTON
By: ____________________________          By: ____________________________
Name:  Joseph L. Santo                    Name:  Timothy Harrington
Title: Director - Sales                   Title: President
Date:   3/4/98                            Date:   3/2/98




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                               NON-DISCLOSURE AGREEMENT

     AGREEMENT dated as of June 30, 1998, between ABLE ENERGY, INC. "ABLE", and ALLENERGY MARKETING COMPANY, L.L.C. ("ALLENERGY"), each, individually, a "Party" and, collectively, the "Parties".

WHEREAS, the Parties possess certain confidential and proprietary
Information (as such term is defined below);  and

WHEREAS, the Parties are interested in conducting discussions in connection with the possible acquisition by AllEnergy, or its designee, of all or part of Able's energy business (the "Discussions"); and

WHEREAS, the Parties are willing to disclose Information to each other, subject to the terms and conditions of this Agreement, in connection with the Discussions;

NOW, THEREFORE, the Parties mutually agree as follows:

1. (i) The term "Information" means all financial, technical and other non-public or proprietary information which is furnished or disclosed by the Disclosing Party or its affiliates (or its or its affiliates' agents, servants, representatives, or employees) to the recipient in connection herewith and which, if disclosed in tangible form, is marked with the words "Confidential" or "Proprietary" or markings of similar import and, if disclosed orally, is identified as confidential by the Disclosing Party at the time of disclosure and is later identified as confidential in a written memorandum delivered to Recipient promptly following such oral disclosure.

    (ii) The term "Recipient" shall mean a Party to whom the other Party discloses Information in its possession.

   (iii) The term "Disclosing Party" shall mean the Party disclosing Information in its possession to a Recipient.

2. Recipient shall receive all Information in strict confidence, shall exercise reasonable care to maintain the confidentiality and secrecy of the Information, and shall not divulge Information to any unaffiliated third party without the prior written consent of the Disclosing Party. The foregoing notwithstanding, the Recipient may disclose Information to its and its affiliates' officers, directors, employees, or representatives to the extent each such officer, director, employee, or representative has a need to know such Information for the purpose contemplated by this Agreement and is obligated to maintain the confidentiality of such Information. The Recipient shall be responsible hereunder for any breach of the terms of this Agreement caused by its or its affiliates' officers, directors, employees or other representatives.

    Recipient shall not acquire any rights in Information by virtue of its disclosure hereunder. No license to Recipient, under any trademark, patent, or other intellectual property right, is either granted or implied by the conveying of Information to the Recipient.

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3.     (i)  This Agreement shall not apply to Information which,

            (a) at the time of disclosure to the Recipient, is in the public domain, or thereafter enters the public domain without any action or omission by the Recipient or its affiliates,

            (b) is rightfully in possession or knowledge of Recipient (or its affiliates) prior to its disclosure by the Disclosing Party to Recipient hereunder (as shown by written records), or

            (c) is rightfully acquired by recipient from a third party who is not under any obligation of confidence with respect to such information.

      (ii) Anything in this Agreement to the contrary notwithstanding, Recipient may disclose Information to the extent it is required to do so by law, by a court or by other governmental or regulatory authorities; provided however, that Recipient, when possible, shall give the Disclosing Party written notice of such a required disclosure prior to making such disclosure so that the Disclosing Party may seek a protective order with respect to such information.

4. Recipient shall use Information disclosed to it by the Disclosing Party solely in connection with the Discussions between the Disclosing Party (including its affiliates) and Recipient (including its affiliates) and shall not use, directly or indirectly, any such Information for any other purpose without the Disclosing Party's prior written consent.

5. Recipient shall return and deliver to the Disclosing Party, or destroy and certify such destruction of, all tangible Information of such Disclosing Party, including copies and abstracts thereof, within 30 days of a written request by the Disclosing Party.

6. Nothing contained herein shall bind, require, or otherwise commit a Party (or any affiliate thereof) to proceed with any sale, acquisition or other transaction of or with the other Party or any other entity.

7. Recipient's duties of confidentiality as set forth herein shall have a term of three (3) years from the date as of which this Agreement is executed. Either Party may terminate this Agreement by written notice to the other Party. Notwithstanding any such termination, all rights and obligations hereunder shall survive with respect to Information disclosed prior to such termination for the term provided in this Section 7.

8. The Parties acknowledge that a breach of this Agreement by Recipient would cause irreparable harm to the Disclosing Party and/or its affiliates for which money damages would be inadequate and would entitle the Disclosing Party to injunctive relief and to such other remedies as may be provided by law.

9. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to the principles of the conflict of laws contained therein.


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10.     This Agreement may be modified only by an instrument in writing signed by authorized representatives of both Parties to this Agreement.

11. This Agreement may not be assigned without the express prior written consent of both Parties hereto; provided, however, that either Party may assign this Agreement to an affiliate of such Party without the other Party's consent.

12. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by, or determined to be invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations and rights of the Parties expressed herein shall be in addition to, and not in limitation of, those provided by applicable law.


                      (Signatures are on following page)

     IN WITNESS WHEREOF, this Agreement has been executed by authorized representatives of the Parties as of the date first above written.


ABLE ENERGY, INC.


By:  /s/ Timothy Harrington
     ------------------------------
     Name: Timothy Harrington
     Title:


ALLENERGY MARKETING COMPANY, L.L.C.


By:  /s/ W.H. Heil
     ------------------------------
     Name: W.H. Heil
     Title: CEO



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